MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS

September 30, 2003



Securities & Exchange Commission
450-5th Street NW
Washington, DC
20549  USA

Dear  Sirs:

                      RE: HUBEI PHARMACEUTICAL GROUP, LTD
                      -----------------------------------

Pursuant to the request of the above referenced Company, we affirm that:

1. We have read the Company's response to Item 4 of Form 8-KA titled "Changes in Registrant's Certifying Accounting" dated September 29, 2003; and

2.   We agree with the response.

Yours truly,

/S/ Jim Philip
Jim Philip, C.A.
For MORGAN & COMPANY

JLP/nm


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